UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMERIGROUP CORPORATION
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This filing consists of the following documents:

•	Email from Jim Carlson, Chairman & CEO, Amerigroup Corporation, distributed to all associates of Amerigroup Corporation on July 9, 2012;

•	Questions and Answers for Associates, distributed to all employees of Amerigroup Corporation on July 9, 2012;

•	Email from Angela Braly, Chair, President and Chief Executive Officer WellPoint, Inc., distributed to all associates of Amerigroup Corporation on July 9, 2012; and

•	Transcript of WellPoint, Inc. and Amerigroup Corporation joint conference call with analysts and investors, held on July 9, 2012.

EMAIL FROM JIM CARLSON TO AMERIGROUP EMPLOYEES

Dear Amerigroup Associates,

When Amerigroup was founded nearly 20 years ago, few believed that a company that managed health care services for low-income Americans and whose only business partner was the states could flourish. It was also believed that Medicaid programs couldn’t be cost-effective, could not achieve high-quality outcomes and wouldn’t be able to serve the hardest-to-reach members, like frail seniors and people with disabilities.

We’ve proven that wrong. And in doing so, we have built the best business in its class and an operations and growth platform that is the envy of most in the health care field.

Many of us joined Amerigroup because of our mission to serve people who need a little help. We aspire to be a different kind of health care company – one that does well by doing good. Now, we have an opportunity to do so in a much bigger way.

A few minutes ago, we publicly announced that WellPoint, one of the largest insurers in the country, had signed a definitive agreement to acquire Amerigroup. Yes, this is big news and a big move, but we are confident that it is the right move. We firmly believe that this partnership will build upon all that we have worked for and achieved in our history. At closing, we will be the largest Medicaid business in the country, serving more than 4.5 million members in 19 states and be based in Virginia Beach.

You are probably questioning, “Why now?”

The health care world – including our own industry – is undergoing tremendous transformation. Many of you are aware of the profound changes underway or envisioned by health reform and the growing strain that Medicaid places on states. Significant changes are also underway in the “provider ecosystem” with discussions about accountable care organizations, pay for performance, and new collaborations between payers and providers. Integration of members eligible for both Medicaid and Medicare (the Duals) and the Health Insurance Exchanges represent sizable opportunities for us, but they will also require widespread investment and development of services outside our traditional operations.

It is safe to say that few companies have everything they need today to meet these challenges. We believe this partnership represents an opportunity to capitalize on the strengths of both companies and fundamentally meet a changing landscape in the health insurance industry with innovation, high quality and a member-first perspective.

It will also allow us to bring our vision and capabilities to additional Medicaid recipients across the country, including California, Indiana, West Virginia and Wisconsin.

Together, we will be able to combine our local care coordination model with WellPoint’s expertise and resources, including their CareMore clinics, which will allow us to serve the Duals in a way that no other company can. This partnership will also strengthen our overall competitive positioning as we look to new market entries across the country, and especially, as we prepare for Health Insurance Exchanges. In short, it’s about proactively planning for the future amid a changing landscape.

You might also be wondering, “Why WellPoint?”

First of all, as we have come to know the leadership of WellPoint and their mission, we have found a partner in our desire to help others, make health care more accessible and less costly, and improve quality. Later today, you will receive an email from Angela Braly, the chairman and CEO of WellPoint, and I know she will share those sentiments as well. Both of us firmly believe that this partnership will be a winning proposition for our members, company, associates, shareholders and the entire health care system.

From a business perspective, WellPoint has many resources and innovations that can be brought to bear in the changing environment I just discussed. Our combination brings together two premier organizations with a common goal of creating better health care quality at more affordable prices for our customers. WellPoint has the most powerful brand in the health care industry, and adding our brand and reputation only enhances that.

Additionally, the integration envisioned in this partnership builds on our platform, people and location. The combined Medicaid operations will be led by me and our executive team and will utilize the resources we have built. It will create tremendous growth opportunities for our associates and allow us to contribute even more meaningfully to the economic well-being of Hampton Roads.

Finally, we have a fiduciary responsibility to our shareholders to maximize value. This means that, as a publicly traded company, Amerigroup has a responsibility to its shareholders that, when an attractive and sensible offer is presented, we consider it from all angles. The offer that WellPoint made to acquire Amerigroup demonstrates the value that they placed on the company we have built together.

Before I close, I want you to know that I appreciate the fact that change can be hard and may create anxiety. You will certainly have many other questions and, as the integration plans develop further, we will continue to update you and our Frequently Asked Questions page on Heartbeat.

For now, take a minute to be proud of your role in this significant accomplishment! This is big news and should be viewed as a very positive story for our company, our community and, especially for our associates. More importantly, it is a tremendous step for the future of helping those we serve in the midst of such a changing environment.

Thank you, as always, for your commitment to helping the individuals who need us.

Sincerely,

Jim Carlson

Chairman and CEO

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the possibility that costs or difficulties related to the integration of Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

QUESTIONS AND ANSWERS FOR ASSOCIATES

Why WellPoint? And why now?

•

The health care industry is undergoing tremendous transformation, with health reform and changes in the interactions and collaborations with providers. Integration of members eligible for both Medicaid and Medicare (the Duals) and the Health Insurance Exchanges represent sizable opportunities for us, but they will also require widespread investment and development of services outside traditional operations.

•

While we have a tremendous reputation, it is safe to say that no company has everything they need today to meet these challenges. This combination will create a company with the passion, expertise and resources to do that.

•

Additionally, as we have come to know the leadership of WellPoint and their mission, we have found the right partner in our mission to serve others, make health care more accessible and less costly, and improve quality. We firmly believe that this partnership will be a winning proposition for our members, company, associates, shareholders and the entire health care system.

•

Additionally, Amerigroup has a fiduciary responsibility to our shareholders to maximize value. The offer that WellPoint made to acquire Amerigroup demonstrates the value that they placed on the company we have built together – in addition to the considerable resources it brings to our business and those we serve.

Will we maintain our culture, mission and vision of doing well by doing good?

•

Both companies were attracted by the consistency of the missions and cultures. We are confident that this component will remain in the good work we all perform together. While words may deviate over time, it does not change or take away the work we will complete and the solutions we will continue to provide in caring for each and every member.

What happens to the Amerigroup name?

•	The Amerigroup name will stay, a strong indication of the support and belief WellPoint has in the brand and reputation that all Amerigroup associates have worked hard to build.

What are some advantages for Amerigroup?

•

This integration allows Amerigroup to benefit from further resources and products including WellPoint membership and experience in additional states. Together, we will be able to combine our local care coordination model with WellPoint’s expertise and resources, including their CareMore clinics, which will allow us to serve the Duals in a way that no other company can. This partnership will also strengthen both companies’ overall competitive positioning as we look to new market entries, and especially, as we prepare for Health Insurance Exchanges.

Will associates keep their jobs?

•

We recognize this is a concern for each of you, and that is to be expected. Throughout this process, WellPoint has consistently expressed an interest in acquiring the talent within Amerigroup as a valuable component for success, and both companies firmly believe that this partnership can create tremendous opportunities for our associates.

What will happen to the Amerigroup leadership team?

•

The integration envisioned in this partnership builds on our platform, people and location. At closing, Amerigroup will operate as a wholly-owned subsidiary of WellPoint and will remain dedicated to effectively managing state sponsored programs and further expanding the business; members of Amerigroup’s management team, including Jim Carlson, will stay in place to lead these efforts.

Is Amerigroup exiting Hampton Roads?

•	We believe that this partnership ultimately will allow us to contribute even more meaningfully to the economic well-being of Hampton Roads. WellPoint is committed to remaining in Virginia Beach.

What should we tell people outside of the company, vendors, friends, family?

•

Amerigroup and WellPoint recognized this unique opportunity to join together to provide innovative products and to better serve our states, members and the providers with whom we collaborate. This will create tremendous opportunities for our associates who continue to support these efforts as we will have a much bigger program to leverage. It also means that we are adding resources and serving even more states and members.

When will this occur?

•	We will proceed with all necessary regulatory approvals and approval by Amerigroup’s shareholders. We anticipate closing this transaction no later than the end of the first quarter of 2013.

When should we expect to learn more?

•

We will begin to work closely with WellPoint to move toward closing of the transaction. This effort requires the work of many to complete, so some of you may find yourselves in related workgroups. As frequently as is feasible, we will offer updates to associates via Heartbeat, as well as appropriate events and regular meetings to share further developments.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the possibility that costs or difficulties related to the integration of

Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of stockholders and its

Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

EMAIL FROM ANGELA BRALY TO AMERIGROUP EMPLOYEES

To:	All Amerigroup Associates

From:	Angela Braly, Chair, President and CEO

Date:	July 9, 2012

Subject:	WellPoint to Acquire Amerigroup Corporation

As the Chair, President, and CEO of WellPoint, let me be the first to tell you how excited we are about joining forces with Amerigroup and how much we look forward to welcoming you to the WellPoint family of companies! Amerigroup is an extraordinary company, and our enthusiasm is fueled by the close strategic and cultural alignment of our two great companies. WellPoint’s mission is “to improve the lives of the people we serve and the health of our communities,” themes echoed by your mission of providing real solutions to those you serve and your vision of doing well by doing good. With these shared values as our foundation, we are confident that we can and will succeed.

WellPoint’s 37,000 associates operate Blue Cross and Blue Cross Blue Shield plans in 14 states from Virginia to California, serving a variety of health care consumers, including individuals, enrollees in Medicare and Medicaid, small businesses and large national employers. One in nine Americans carries one of our membership cards, and through our affiliated companies and specialty products like vision, dental, and behavioral health benefits, we have relationships with over 80 million Americans.

This is an exciting time for our company and our industry, as the market becomes increasingly consumer-focused and governments strive to effectively finance healthcare for the underserved. Success will depend on our ability to execute with precision to deliver innovative, affordable solutions that improve access, health outcomes, and consumers’ healthcare experiences…all cornerstones of the Amerigroup model and WellPoint’s Plan to Win. We look forward to combining our Medicaid business with your strong customer base, and to leveraging our collective resources and capabilities to compete and win in the dual-eligible markets.

Our goal after closing is, simply, to keep you who you are. There are many reasons Amerigroup was so attractive to our company…your winning culture, your passion for your members, and your proven ability to execute and grow in challenging and changing environments. We want to keep this successful model intact, while integrating certain business support functions where WellPoint can bring additional expertise. We look forward to working with you, learning from you and advancing our shared vision for creating a more affordable, accessible, and positive healthcare experience.

In closing, when I am asked to speak about “leadership,” my advice is always, “be open to opportunity and take risks. Take the most challenging assignment you can find, and then take control.” I have tremendous admiration for Amerigroup because this is exactly what you have done for your customers. You embraced a high risk, high cost, and highly vulnerable population, in a heavily regulated and financially challenging market, and you made it work...for your members, your shareholders, and for the taxpayers of the states you serve. You are the model for managing publicly funded health care programs, and we consider ourselves fortunate to have this great opportunity to join you in our important mission.

Jim and I have been together today meeting with various stakeholders and they are very excited about our partnership. I know our associates are as well, and we look forward to what we can accomplish together. Thank you for your support and for all you do to improve the lives of the people we serve and the health of our communities.

Angela Braly

Chair, President and Chief Executive Officer WellPoint, Inc.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

TRANSCRIPT OF JOINT CONFERENCE CALL

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “should”, “estimates”, “intends”, “plans” and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Amerigroup’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Amerigroup’s and WellPoint’s ability to consummate the merger; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by WellPoint to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; the possibility that costs or difficulties related to the integration of Amerigroup’s and WellPoint’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Amerigroup to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Amerigroup and WellPoint operate, as detailed from time to time in each of Amerigroup’s and WellPoint’s reports filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in each of Amerigroup’s and WellPoint’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Item 1.A in each of Amerigroup’s and WellPoint’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. Amerigroup and WellPoint caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Amerigroup and WellPoint or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Neither Amerigroup nor WellPoint undertakes any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Amerigroup and WellPoint. The proposed transaction will be submitted to the stockholders of Amerigroup for their consideration. In connection with the proposed transaction, Amerigroup will prepare a proxy statement to be filed with the SEC. Amerigroup and WellPoint plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to Amerigroup’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Amerigroup by going to Amerigroup’s Investor Relations website page by clicking the “Investors” link at www.amerigroup.com or by sending a written request to Amerigroup’s Secretary at Amerigroup Corporation, 4425 Corporation Lane, Virginia Beach, Virginia 23462, or by calling the Secretary at (757) 490-6900.

Interests of Participants

Amerigroup and WellPoint and each of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Amerigroup in connection with the proposed transaction. Information regarding Amerigroup’s directors and executive officers is set forth in Amerigroup’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 27, 2012 and February 24, 2012, respectively. Information regarding WellPoint’s directors and executive officers is set forth in WellPoint’s proxy statement for its 2012 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 2, 2012 and February 22, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by Amerigroup with the SEC when it becomes available.

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

EVENT DATE/TIME: JULY 09, 2012 / 12:00PM GMT

OVERVIEW:

On 07/09/12, WLP announced that Co. has entered into a definitive agreement with Amerigroup through which it will acquire Amerigroup. WLP will acquire all outstanding shares of Amerigroup for $92 per share in cash, equating to value of approx. $4.9b.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

CORPORATE PARTICIPANTS

Michael Kleinman WellPoint, Inc. - VP of IR

Angela Braly WellPoint, Inc. - Chairman, President and CEO

Jim Carlson Amerigroup Corporation - Chairman, CEO

Wayne DeVeydt WellPoint, Inc. - EVP and CFO

CONFERENCE CALL PARTICIPANTS

Scott Fidel Deutsche Bank - Analyst

Peter Costa Wells Fargo Securities, LLC - Analyst

Justin Lake JPMorgan - Analyst

Christine Arnold Cowen and Company - Analyst

Matthew Borsch Goldman Sachs - Analyst

Kevin Fischbeck BofA Merrill Lynch - Analyst

Charles Boorady Credit Suisse - Analyst

Carl McDonald Citigroup - Analyst

Melissa McGinnis Morgan Stanley - Analyst

Ana Gupte Sanford C. Bernstein & Company, Inc. - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by, and welcome to the WellPoint Amerigroup conference call. At this time, all participants are in a listen-only mode. Later, there will be a question-and-answer session, and instructions will be given at that time.

(Operator Instructions)

As a reminder, this conference is being recorded. I would now like to turn the conference over to the Company’s management.

Michael Kleinman - WellPoint, Inc. - VP of IR

Good morning, and thank you for joining us today. This is Michael Kleinman, Vice President and Chief of Staff of WellPoint. With me this morning are Angela Braly, our Chair, President, and Chief Executive Officer, and Wayne DeVeydt, Executive Vice President and Chief Financial Officer. Also joining us are Jim Carlson, Chairman and CEO of Amerigroup, and Jim Truess, Amerigroup’s Executive Vice President and CFO.

As you are now aware, we are here this morning to discuss details of WellPoint’s announced pending acquisition of Amerigroup. A slide presentation that you can use to follow along with our prepared remarks is available on our website, www.WellPoint.com, under the investors tab. Angela will begin with an overview of this transaction and then expand on the strategic rationale. Jim will then provide some additional perspective, followed by Wayne, who will review the financial aspects of the transaction. After Wayne’s remarks, we will hold a question-and-answer session.

Both WellPoint and Amerigroup will be making some forward-looking statements on this call. Listeners are cautioned that these statements are subject to certain risks and uncertainties, many of which are difficult to predict, and generally beyond the control of WellPoint and Amerigroup. These risks and uncertainties can cause actual results to differ materially from our current expectations. We advise listeners to review the risk factors discussed in today’s press release and in our respective quarterly and annual filings with the SEC. I will now turn the call over to Angela.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Thank you, Michael, and good morning. Today, we are very pleased to announce that WellPoint and Amerigroup have entered into a definitive agreement through which WellPoint will acquire Amerigroup, merging together two of the nation’s leading health benefit and managed care organizations, with a common goal of creating better, more affordable healthcare for our customers, and more value for our shareholders. This acquisition will advance WellPoint’s leadership in the high-growth government-sponsored managed care marketplace, broadening our Medicaid footprint to include 19 states, that have nearly 60% of the nation’s overall Medicaid enrollment.

We expect our combined expertise and capabilities will significantly accelerate our future growth in multiple segments of this business. We will have a presence in 13 states with significant dual eligible opportunities, including a leading presence in the four largest states, that have combined over $100 billion in annual dual eligible spending. The acquisition also advances our capabilities to serve the needs of seniors and persons with disabilities, and the long-term services and support market, and will also enhance our competitive positioning in future health insurance exchanges. The transaction will double our proportion of state-sponsored membership, and provide us with new opportunities to improve the quality of care for millions of beneficiaries of state and federal health programs. We expect it to be accretive to earnings per share in the first year, including one-time transaction and integration costs, and also provide a strong long-term return on our investment.

Let me briefly review some important elements of the transaction. As described in today’s press release, WellPoint will acquire all of the outstanding shares of Amerigroup for $92 per share in cash. This equates to a value of approximately $4.9 billion. We will be financing the transaction with cash on hand, commercial paper, and new debt issuance.

The transaction has been approved by the Boards of both WellPoint and Amerigroup, and will now require approval from Amerigroup’s stockholders. Customary filings will also be made with the SEC, various state insurance departments, and the federal antitrust agencies under the Hart-Scott-Rodino Antitrust Improvement Act. We expect the transaction to close by the end of the first quarter of 2013. Upon closing, Amerigroup will operate as a wholly owned subsidiary within WellPoint, and will remain dedicated to effectively managing state-sponsored programs and further expanding this business. We’re pleased that the key members of Amerigroup’s management team, including Jim Carlson, will remain with WellPoint to lead these efforts.

So let me spend a moment on why this is the right time to combine with Amerigroup, as this is an important topic that our senior leadership team, Board of Directors, and I have diligently considered over the last few weeks and months. We recognize that the pure-play Medicaid managed care companies, including Amerigroup, are currently trading at a premium valuation relative to historical levels, which reflects the potential growth in the markets that they serve and the new markets that are emerging. As we’ve discussed in the past, many state governments are facing significant budget challenges as they strive to provide access to healthcare for their most underserved residents. We expect states to take varying approaches to address these challenges, which will lead to more managed care solutions and innovative programs to serve those who are eligible for both Medicare and Medicaid. We’ve carefully evaluated these issues in the marketplace, and are confident that now is absolutely the right time for this compelling opportunity.

First and foremost, there are significant growth opportunities ahead in the Medicaid marketplace, both resulting from economic, demographic, and budgetary issues, as well as healthcare reform. The evidence that Medicaid managed care is a more effective way to manage what has become one of the largest expenditures for states is quite compelling. More and more states are adopting managed care strategies, not only for their traditional [TANF] populations, but also for chronically ill populations and long-term care services. Many of these opportunities are emerging rapidly, including several related to serving the dual eligibles. Amerigroup is the right partner to most effectively capitalize on this future growth potential, and by moving forward now, we’re confident we will have the leading value proposition in place to serve these opportunities.

Let me switch gears and focus on the unprecedented growth we see on the horizon in the Medicaid marketplace. Managed care remains significantly underpenetrated in this area, with less than 25% of our nation’s Medicaid spending currently in a comprehensive managed care environment. The opportunities to create more value for state governments and their program beneficiaries are not only abundant, but necessary. We expect Medicaid spending under managed care programs to increase by nearly $100 billion by the end of 2014. These opportunities will develop organically, in addition to the Medicaid eligibility expansion under healthcare reform.

From a near-term perspective, the Medicaid managed care procurement pipeline has been sized at approximately $50 billion from 2012 through 2014. Amerigroup is off to a positive start in several of these RFPs, with recent contract awards in Texas, Louisiana, Washington, and most recently, Kansas. Amerigroup is also well-positioned for several upcoming expansion opportunities, including in some of our Blue branded states. The long-term services and support marketplace is an under appreciated growth opportunity, and is an area where our combination with Amerigroup truly blends some of the best capabilities of both companies.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Amerigroup has leading long-term services and support programs, and deep experience serving special needs members, frail seniors and people with disabilities. Combining these assets with our CareMore services and care management model further enhances the ability to serve high acuity members. Our CareMore and senior business expertise also more effectively positions our combined organizations to serve the dual eligible marketplace. The dual eligible expansion opportunity is tremendous, and was a driving force for this transaction. Recent estimates have indicated that approximately 9 million people who are dually-eligible for both Medicare and Medicaid today, account for approximately $300 billion of annual healthcare spending.

Our belief is that to appropriately meet the healthcare needs of this population, while also reducing cost trends for state and federal governments, health plans need robust capabilities in three critical areas. First, a strong senior business. We are one of the largest benefit providers in this segment, with nearly 1.5 million senior medical members and 1.2 million Medicare Part D members. Second, a leading Medicaid platform. Our combined organization would now have the largest Medicaid enrollment base, with more than 4.5 million members. And third, a high-touch care management model that can effectively identify, engage and coordinate care for high-acuity members. Our companies will be able to execute more effectively and efficiently in this area, by combining our respective special needs programs and CareMore capabilities.

The dual eligible initiatives are providing an adjacent stimulative effect in the Medicaid seniors and persons with disabilities, or SPD and long-term service and support, or LTSS markets. This is one of the most significant opportunities to improve value in the entire Medicaid system, representing an estimated 15 million lives, many of whom are dealing with chronic or highly-acute medical conditions in an unmanaged fee-for-service reimbursement environment. Amerigroup has five long-term service and support programs today. Their model is scalable, cost efficient and synergistic with our CareMore capabilities. CareMore has been particularly successful, improving the quality of care for their most fragile senior members, and we believe their success in the Medicare market will be replicated in Medicaid and other business lines.

CMS is currently working with more than two dozen states on initiatives to more appropriately manage the care for beneficiaries of various SPD and LTSS-related programs, which will provide even more opportunities to contribute to the success of this transaction. We expected accelerating growth from this acquisition, even without the changes associated with healthcare reform, and we anticipate that the overall Medicaid market will expand by up to 15 million people, beginning in 2014. Over 50% of this expansion will occur in our 19 combined Medicaid states. We project that 29% of the population in our 14 Blue markets will be eligible for Medicaid in 2014, based on their current income level.

Another 15 million individuals are expected to obtain coverage through health insurance exchanges beginning in 2014, driven by the availability of tax subsidies for people at certain income levels. We estimate that 38% of the population in our Blue markets will be eligible for these subsidies based on their income levels. While WellPoint is already uniquely positioned for this movement, given our strong brand name, leading market shares, valuable provider network relationships, and underlying cost advantages, the addition of Amerigroup increases our flexibility to meet market demands as individuals migrate to and from commercial and Medicaid products.

As members’ income fluctuates across eligibility thresholds, we’ll be there to help them move between any product, public, private or subsidized. This provides members with health security, improves quality of care, and reduces administrative costs across all the product lines. Let me reiterate that point. No matter where growth comes from in the future, whether in the employer, individual, or government sectors, WellPoint will have one of the best platforms and brands to be able to capture that growth. That’s part of the reason we believe that Amerigroup is the right partner for WellPoint to advance our future growth strategy.

Amerigroup has the best Medicaid managed care platform, and the best management team in the industry, in addition to a strong legacy of creating value for traditional Medicaid programs such as TANF and SCHIP, Amerigroup is a leader in serving high-needs populations with approximately 40% of its revenues coming from SPD, LTSS, Medicare Advantage and dual eligible members. Furthermore, while revenue has grown rapidly at a compound annual rate of 13% over the last four years, the Company has expanded with discipline and been thoughtful in selecting which RFP opportunities to pursue. As I mentioned earlier, this acquisition expands and diversifies our Medicaid footprint to 19 states on a combined basis. Our business would be almost entirely fully insured in 17 of these states, and we would continue to provide administrative services in two states.

Approximately 30% of Amerigroup’s membership resides in our Blue states. The transaction brings us an important Medicaid presence in the Texas, Florida, and Georgia markets, and expands our existing service areas in New York and Virginia. We expect several of these states to consider traditional Medicaid and dual eligible managed care expansions in the near future. Across the entire combined footprint, we will have a presence in 13 states, with near-term dual eligible opportunities representing the potential revenue opportunity of nearly $16 billion. We will be in a leading position in the top four dual spending states of California, New York, Texas and Florida. We will soon be opening CareMore facilities in New York, which will further enhance our positioning in that state’s demonstration project.

Across all 19 combined states, we estimate that state government spending on dual eligible programs comprises more than $180 billion. Amerigroup has a consistent track record of excellent customer service, strong clinical care management, and deep provider collaboration. This in turn has forged strong and valued relationships with various federal, state and local governments. Our companies have similar cultures and values, both centered around improving access to and affordability of healthcare. We know and appreciate that lowering costs for states, while improving the quality of care for program beneficiaries, is a winning proposition for our Company, our associates, our shareholders and the entire healthcare system.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Given the strength and experience of both management teams, and shared interests we all have in creating a better healthcare experience for millions of Americans, I’m confident that we will successfully execute our integration goals and achieve our future growth targets. Key members of the Amerigroup team will be remaining with the Company to help us achieve our goals. We’ve entered into employment agreements with Jim Carlson, Jim Truess, and Dick Zoretic, and look forward to working with them and many other senior Amerigroup leaders over the next several months and years. I’m very excited to welcome this team, and the approximately 6,600 Amerigroup associates to WellPoint. With that, I am now pleased to turn over the call to my colleague, Jim Carlson, for his comments. Jim?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

Thanks, Angela. First, let me say how excited I am about this opportunity. This is a tremendous opportunity. I’m excited for our associates, our members, our investors, and the states we serve.

We’ve talked for quite a while about the growing acceptance of the value proposition for Medicaid managed care. It’s not simply because we can save the states money. It’s because we can make healthcare more accessible and with better quality than ever for Medicaid recipients. It’s because we can help seniors and people with disabilities, who are not always patients, have control of their care, and live more independently than they did before enrolling in our program. It’s about partnering with the doctors and other health professionals who care for Medicaid recipients, and providing the tools and resources to make their work better.

Today’s healthcare arena is more transformative than ever and companies must have broad capabilities to succeed. This combination brings together two premier organizations with a common goal of creating better healthcare quality and access at more affordable prices for our customers, whether they are individuals or taxpayers. In 14 states, WellPoint has the most powerful brand in the healthcare industry, and we are looking forward to adding our experience and reputation to their capabilities. I don’t think you’ll see the scale, sophistication or dedication anywhere else in the market.

In Amerigroup and WellPoint, you have two companies who work, live and breathe our local markets. We know the business community. We know the government and regulators. We know the infrastructure and most importantly, we know the specific problems facing our communities and members. This gives us unmatched insight on a very local and even personal level.

So when we talk about the opportunities like the dual eligibles, the experience, knowledge and the assets we have already deployed on the ground give us tremendous advantage. Both companies were positioned to compete well in this dynamic marketplace before, but with complementary resources and a 19-state footprint, we’re really going to thrive. The same holds true in the exchanges. It’s a consumer market, and you can’t approach it simply from a national or macro level. You need to know the local communities and the consumers who live there.

Our intimacy with low income families and their interaction with healthcare will help position us for those who move between Medicaid and the subsidized exchange offering. We built our Company with these capabilities and we’ve been very successful. Similarly, WellPoint’s Blues have been the model for how to succeed at doing this for over 75 years. So I think this is an absolutely astounding merger for both companies, and for many, many reasons, but I’ll stop there and just say we’re all focused on simultaneously closing this deal and fulfilling our business commitments, and then we can start executing and showing all of you what we know we can accomplish together. I will now turn the call over to Wayne to discuss the financial details of the transaction.

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Thanks, Jim. Let me start by saying, I also think this is an outstanding transaction for our members and for our shareholders. Together, we further extend our leadership in the government-sponsored business, and create the leading Medicaid managed care Company in the industry. On a pro forma basis, our combined Company will have more than 4.5 million Medicaid members and Medicaid-related revenue would exceed $12 billion in 2012. This acquisition expands our scale and further diversifies our business mix, by deepening our investment in the high growth Medicaid marketplace.

As a percentage of our overall enrollment, Medicaid will increase from about 6% today to 12% when the transaction closes. This increases the flexibility we have to serve customers across the economic spectrum, whether they qualify for Medicaid, Medicare, exchange-based subsidies or continue to be served through one of our group or individual products. The acquisition will significantly enhance our future revenue and EPS growth profile. In fact, Amerigroup’s revenue is expected to more than double over the next five years. Adding our CareMore capabilities, our broad senior business experience, our leading positions in the individual and commercial markets, and our strong capital position, will further enhance our combined revenue opportunities.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

On a pro forma basis, our Company would be providing healthcare benefits to approximately 36.4 million members or more than one in nine Americans. We will also serve one out of every 12 Medicaid recipients, including nearly one of every five in a comprehensive Medicaid managed care plan. Our combined enterprise-wide revenue would exceed $70 billion in 2012. This will be supported by a competitively low SG&A expense ratio that we believe is industry leading for comparable books of business. We will also continue to maintain our strong statutory capital positions, in excess of our required state and Blue Cross and Blue Shield thresholds.

Both companies are committed to a smooth transition and integration process. While we will be investing for future growth, and to ensure continued superior service to our customers, we understand the need to utilize our scale to drive greater operational effectiveness and efficiency. We have identified more than $125 million of annual fully integrated pretax synergies as part of this transaction. We expect synergies of approximately $50 million in 2013, with an increasing amount in 2014 and 2015 and the full run rate achievable by 2016. We expect the transaction to be accretive to earnings per share in 2013, and that is inclusive of one-time transaction and integration costs, such as banker and legal fees. We expect accretion to increase in 2014 and exceed $1 per share by 2015, inclusive of the build out cost associated with the expanding dual eligible and reform-driven Medicaid opportunities.

We are not changing our 2012 EPS guidance for this transaction. However, our 2012 guidance does not include modest financing costs, should we choose to issue debt in 2012, to take advantage of historically-low interest rates or should the transaction close earlier than we anticipate. While the near-term accretion of this transaction is below that which may likely be expected from a similar amount of share repurchase activity, we believe the acquisition of Amerigroup is strategically important, and also provides an attractive double-digit cash-on-cash return for our shareholders over the long term. Our historical repurchases have significantly reduced the denominator and the EPS calculation, and the increased revenue and income from this transaction will nicely advance the numerator.

On an economic basis, our base case internal rate of return on the transaction is in the mid-teens. To fund the acquisition, we intend to use approximately $700 million of available cash on hand, and raise approximately $4.2 billion through commercial paper and new debt issuance. On a pro forma basis, this will bring our debt to capital ratio close to 39%, with our intention to reduce it below 35%, over the subsequent 18 to 24 months. We have discussed this strategy with the rating agencies and expect to have solid investment-grade debt ratings under this plan.

The acquisition does not alter our anticipated 2012 share repurchase or dividend plans. We continue to expect a capital return of at least $2.9 billion through repurchases and dividends this year. Looking ahead, our capital allocation strategy will continue to balance the need to reinvest in our business to drive future growth with our near-term debt reduction plan, and our desire to continue providing a strong capital return through share repurchases and cash dividends. We expect to continue returning a meaningful portion of our free cash flow through these mechanisms, for the foreseeable future.

In summary, both teams are very excited about this transaction, which furthers our objective of creating the best healthcare value in the industry. We are advancing our leadership in the rapidly-expanding government sponsored managed care marketplace, and strengthening our position for exchanges, while also providing a strong long-term return for our shareholders. We are pleased to be retaining key members of the talented and experienced Amerigroup management team, who as you know, have a strong track record of growth and profitability in Medicaid managed care. We fully expect a smooth and successful integration, and look forward to enhancing future value for both our customers and our shareholders. I would now like to turn the call back over to Angela, to lead the question-and-answer session.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Thanks, Wayne. Operator, please open the queue for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Our first question comes from the line of Scott Fidel from Deutsche Bank. Please go ahead.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Scott Fidel - Deutsche Bank - Analyst

First question, just on the timing of the deal, and obviously just with the Supreme Court just upholding health care reform, obviously that’s something to consider. One of the aspects of the Court’s decision was to give the states the option of opting out of Medicaid. There’s obviously been a discussion around what type of effect that could have on the Medicaid expansion. Just interested in your thoughts, maybe from both WellPoint and Amerigroup, in terms of how significant of an issue that will be, or do you expect most of the states to move forward with the Medicaid expansion? And just in general, how significant was the timing just of the Court upholding the Medicaid expansion in terms of announcing this transaction?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Scott, I’ll take that, and then turn it over to Jim here. I want to remind you, too, as we spoke, really the Medicaid expansion is only one element here. We expect organic growth in the Medicaid segment, both because of areas where there hasn’t been penetration of managed care, as well as how compelling our innovative programs are going to be. We also think the growth in the dual eligible marketplace is significant, and I have to tell you, knowing CareMore and the capabilities we bring, and knowing Amerigroup and the capabilities they bring, that is going to be a really important way in which we care for the most acutely needy patients, [or] members of both of our companies.

So, I have to say, irrespective of wherever Medicaid expansion were to go, that this is going to be a compelling opportunity. I think if you look state-by-state at Medicaid expansion, there’s some growth that is unquestionable. And as we look longer term, we think these managed care solutions are going to be critical, both in the states in terms of addressing some of their budget issues, but also as we think about how exchanges are going to play in there.

Jim, why don’t you speak to this as well?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

Happy to, Angela. Good morning, Scott. I think that, rather than go over some of the same territory, which I fully agree with, and we have talked for a long time about whether or not there was a Medicaid expansion in the Affordable Care Act, how much growth we were looking at; so, that really doesn’t change. I think the way we would like you to think about this is — we do believe the Medicaid expansion will go forward. In fact, some states have already said they intend to go forward. Some say they want to wait and see what happens in terms of the elections and so forth. Some have had some pretty pointed comments about their perspective on growth, but I think some of that is rooted in their frustration with the cost of their existing programs.

When you step back from all this, there are billions of dollars of federal money that are going to flow into the states. We think the states are going to need to take it. They’ve got 100% match of their costs in the early years; it winds down to 90%. That’s very compelling from a state budgetary standpoint.

There’s a couple of other phenomena that I think people aren’t paying as much attention to as they ought to, which is that if it didn’t happen in the state, you create, in effect, sort of a new donut hole between the people who have Medicaid coverage and people at 133% of federal poverty, who now are eligible for a fully subsidized benefit in an exchange. What do people say to the people who are the vast majority of folks who fall in between there, who are supposed to be covered by this?

And when you think about those people, still needing access services and participating in largely safety net hospital service offerings and so forth, those hospitals are going to be without the disproportionate share payments upon which they have depended. And the pitch to them has been — you can afford to lose that money because the Medicaid expansion is going to replace that money. Really, the hospitals in the inner cities are going to be crippled if this goes forward that way. And so, we think once everybody settles down and understands this from a budgetary standpoint, and really from the human factor of the people that we’re talking about, the states will wind around to participating in the expansion.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Scott, to get to your question about timing, let me say, as we look at our strategy, our Plan to Win, we anticipated wanting new opportunities for growth. And this is clearly an area of growth as we look at who will be eligible for Medicaid. We look at ongoing operations, and with the CareMore acquisition, we really studied this population very carefully. We did this deal no matter what, and are excited to do it, no matter what the decision was from the Supreme Court.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Scott Fidel - Deutsche Bank - Analyst

My follow-up question around the integration of the two businesses — is it your intention to essentially fold the WellPoint Medicaid assets into the Amerigroup subsidiary? And then if you could talk about maybe the timing of how long you expect the integration to take place? And then from a systems perspective, what type of systems integrations would possibly need to be required? And then finally, just around the integration, just as you’re thinking about brand, and obviously WellPoint has the powerful Blues brand, but Amerigroup has a very strong brand within Medicaid. How are you thinking about branding your various Medicaid assets? Thanks.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Let me try a couple of those, and you guys can jump in because there were a few questions in there. Good job, Scott, getting all of those questions in. Let me say first, in terms of an integration, part of the importance to us was this management team, who have come over and are part of this deal, and my expectation is that they will lead our combined Medicaid business. And how we operate it — California’s a very important state to us. And so, when we talk about how we integrate, you have to keep in mind that we have an important presence in California in the MediCal program there. And we expect to continue to serve them there, and in a number of other states as well, and Amerigroup does as well. And it’s that being local that really is important in the way in which we operate these businesses. So, you can think of the integration as described, with an emphasis on really being local, which means we have feet on the ground. We have decision-makers on the ground, and those relationships are really critical.

In terms of integration around systems, there’s actually a lot of compatibility and similarity between our different systems that we use in this and other segments of our business, so, while we’ll describe it more as time goes forward, we don’t see this as a particularly complex integration on a system side. In fact, we think there’s some typical integration things, but a lot of things can just keep running on the systems that they’re running on.

In terms of the brands, we will co-exist with some of our products are Blue branded and Medicaid, and some of them will be branded Amerigroup. And because the way the Blue rules work and the licenses work, we anticipate continuing to do that.

Did I get all of the questions, Scott?

Scott Fidel - Deutsche Bank - Analyst

Yes, you did. Thank you.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Thank you.

Operator

Thank you, and we’ll go to the line of Peter Costa from Wells Fargo Securities.

Peter Costa - Wells Fargo Securities, LLC - Analyst

Can you talk about how the national Blue Cross/Blue Shield Association is going to see this? And remind us all of the proportion of business that you’re allowed to have that is non-Blue branded. And then also talk about — maybe this is for Jim Carlson — the perspective that Medicaid without commercial sometimes has better contracting capabilities. Do you think that continues under this merger, in particular in the Blue-branded states?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

So, okay, Peter, let me talk about the Blue Cross Association. The Blue Cross Association wants strong Blue plans to be successful and to meet the needs of our customers in whatever business segment that we are in. And so, I expect support from the Blue Cross Association, and actually they’ll be pleased with the transaction. My first call this morning was to Scott Serota to share this news with him as well. The way that the Blue rules work, we have to be two-thirds Blue, essentially, and we don’t expect this transaction to affect that.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

So, Jim, you want to speak to kind of the ability to be independent [around] the contracting?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

Thanks, Angela. It’s very important underpinning of our business — has been for a long time. There’s sort of gradations in terms of unit reimbursement in our industry, as everybody’s aware. We’ve talked in other settings about how difficult it is for somebody to have a commercial presence to get into Medicaid, and be effective when they have to approach the negotiating table with higher unit reimbursement. There’s no part of this integration that will abandon that notion that Medicaid reimbursement has to be very correlated to what’s built into Medicaid premiums. By operating Amerigroup under the same branding, even as we enter new markets together and so forth, we’re going to hold on to that rubric; these medical costs have to be anchored into what the states are willing to pay for. There’s no part of the integration that will cause an upward migration in our unit prices.

Operator

Thank you. Next, we’ll go to the line of Justin Lake from JPMorgan.

Justin Lake - JPMorgan - Analyst

First question is just on the accretion. Wayne, you said the deal would be accretive to 2013. As you know, we all have pretty significant share repurchase in our numbers. The consensus estimate certainly probably in the neighborhood of $2 billion of share repo — maybe a little bit north of that. Will it be accretive, in your mind, to the consensus number out there, or can you talk to us a little bit about what you think your 2013 share repurchase will be, given you already talked to 2012?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

A couple items to highlight this. I can’t get ahead of our Board in terms of repurchase authorizations and authority. What I can tell you though is a couple things regarding the transaction and its accretion, and some of the assumptions we would make on a broader scale around cash deployment or capital deployment. First of all, in terms of the accretion for 2013, it’s obviously dependent on when the transaction actually closes. So, what I can only provide is more of a hypothetical view, if the transaction was to close on January 1, let’s say.

And when we say it would be accretive, we expect it to be mid-teens accretive, inclusive of banker and legal fees, and inclusive of the high integration costs in year one. Obviously, that timing though also plays into the level of deployment, because if we close later, we’re able to deploy more sooner. If we close sooner, we’ll deploy a little less. All that being said, when we modeled the five-year period for capital deployment, it was still meaningful to shareholders. It was our anticipation to continue to allow the debt-to-cap to come down through the collective earnings of the combined Company, with all excess capital still being deployed to our shareholders.

Justin Lake - JPMorgan - Analyst

Okay. So, when you said mid-teens accretive, that’s, I assume, not percentage; that’s pennies, right?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

That’s correct.

Justin Lake - JPMorgan - Analyst

You expect to, once you close the deal, to take a hiatus from share repurchase; is that the way to think about it?

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Absolutely not. We would fully expect to still have a meaningful repurchase program and a meaningful dividend for our shareholders.

Justin Lake - JPMorgan - Analyst

You’ve taken a lot of pride in talking about that 100% of cash flow being deployed back to shareholders, in that share repo or dividends. Is that number now going to be — can you give us even a target in terms of where that might be in 2013?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Justin, I cannot get ahead of my Board on any authorization that they may provide. Again, what I can tell you is — the anticipation is that all excess cash flow would be deployed to our shareholders, pending an acquisition we thought would be more attractive in the long-term than that. Assuming that wasn’t the case though, you could obviously do the math to figure out what cash flow would be. Our parent company only has one obligation, and that’s our interest expense on our debt. So, all [other] cash flow would be expected to be deployed. As we mentioned, we fully expect the debt-to-cap to come down, just through the underlying earnings of the Organization, not through accelerated repurchases [of the debt]. (multiple speakers)

Justin Lake - JPMorgan - Analyst

As a follow-up here, more on the Amerigroup side, can you talk a little bit more about — you mentioned the retention of the management team in terms of length of those contracts, how they’re going to be incentivized, whether the team is going to move to Indianapolis? And then just a quick question on the Amerigroup PBM contract. Looks like you expect synergies here from that PBM. Will that be from moving it over to Express Scripts, and when does that contract expire, Wayne? Thanks.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Let me speak to the management team, and let them speak for themselves as well. We’re delighted that they’re coming as part of this transaction. In fact, they’re important to it, which is why we described that we have employment agreements with three of the key leaders — Jim, Jim and Dick, who are coming along and will have important roles in the combined WellPoint. The details of the relationship have to be included in the proxy statement that Amerigroup shareholders will get, so, you’ll get a little more flavor for what that means. But they are committed to being with us and taking care of our customers on a go-forward basis.

So, in terms of the PBM, do you want to speak to that?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

So, Justin, the one thing we do have to highlight is obviously our focus right now is going to be on closing the transaction. It’s also important to recognize that we will honor whatever contracts Amerigroup had in place currently, so, our timing will be very much aligned with that timing of their current contracts. So, you’re looking really a number of years out before we will be able to start integrating within the Express Scripts PBM contract we have. That is why we said by 2015 though, we do expect the net accretion to be over $1 from this transaction by 2015. But 2015 is really just a launching point of when we get the real value accretion, because at that point now, we have all integration costs behind us that we would expect by 2015, and then we can start really putting the collective scale of the two companies together.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Jim, do you have anything to add there?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

I don’t think so. We’re just excited by being part of the team; this modern corporate environment has usually a lot of virtual participants, people who spend a lot of time traveling and so forth, to be together in critical settings. We haven’t really made any sort of definitive decisions about relocating people or anything like that. There’s a lot of people in Virginia Beach that still expect to be led and managed. For the time being, that’s where I intend to be. I think I can speak for Jim and Dick as well.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

And the important thing to remember, too, Justin, is — we’re a virtual Company because healthcare is local. Which means we’re local as well, and our members are in Virginia, and California, and New York, and all across the United States. So, you’re going to see our associates and our leaders in those places, and we stay very connected virtually through technology, and we get together and spend time together as well.

Justin Lake - JPMorgan - Analyst

Thanks for all the color.

Operator

We’ll go to the line of Christine Arnold from Cowen. Please go ahead.

Christine Arnold - Cowen and Company - Analyst

Hi, there. On the duals, Wayne, you’d said that you expect a loss kind of in year one with duals in general. Does this transaction change that expectation, either for the duals that might come on through AGP or through California for you guys? Can you give me a sense for D&A in the transaction, in terms of how we should be modeling this from a pro forma perspective assuming a 1/1 close in 2013?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Previous comments I have made has been that as you’re building up for the duals, obviously you’re making your investments on the front-end, and you’re not getting your revenue until the later part. Depending on the timing of the dual roll-out, you could have losses initially, until you ramp up and get these individuals into managed care, and then, of course, you build up from there. That being said, the accretion values that we provided are inclusive of those buildouts already. So, when we talk about mid-teens for next year, we’re talking about the buildout for the dual expansion. It’s also including the banker and legal fees, and it’s also inclusive of all the integration costs we expect in year one.

That’s why we actually get a ramp-up pretty quickly then on the accretion through this transaction in 2014, and then over $1 by 2015. And that really becomes the platform to really launch it, because within three years, we think the dual space is going to move pretty fast, and we think the heavy buildout will be during that three-year period, coupled with the Affordable Care Act expansion of Medicaid. I think, Christine, if you’re modeling, I would model more in the mid-teens for next year. And then what I would model thereafter is an accretion value the following year, and that’s more because some of the integration costs go away, and then over $1 by 2015, and then that becomes more of the jumping point.

Christine Arnold - Cowen and Company - Analyst

And then D&A, how should we be thinking about modeling D&A on this?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Right now, Christine, I really can’t give you any suggestions or advice on that. It’s still an area that —.

Christine Arnold - Cowen and Company - Analyst

Working on. Okay. Can you refresh our memory on the CareMore/AGP overlap? Where do those markets overlap? And that’s my final question, thanks.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Let me go back to the CareMore because as you were asking that question about the ramp-up, remember as we were evaluating and participating in the discussions in California, one of the benefits is that the counties in which we are working on, are places where CareMore is fairly built out with neighborhood care centers and other things. And it will prove — it will be a great opportunity, I think, for us to get going with those existing CareMore assets that are in place in California.

And then as we’ve described in our talking points earlier, we’re expanding in New York, CareMore, now as we speak, and we have opportunities in Virginia to do so, as well as some other geographies. And so, what we’re going to do together is look at where those dual eligible opportunities we think are, and when, and plot together out where we think those CareMore assets should go strategically. I think the combination of the two are going to be very powerful, and so, we’re looking forward to that part.

Christine Arnold - Cowen and Company - Analyst

Thank you.

Operator

Thank you. We have a question now from the line of Matthew Borsch from Goldman Sachs. Please go ahead.

Matthew Borsch - Goldman Sachs - Analyst

Just wondering if you could maybe go through a little more detail on the synergies that you’re expecting? And I think you said it would start at $50 million next year, ramping up to the full amount in 2016. I’m not sure — I guess I didn’t catch the full amount.

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Yes, Matt. The full amount, we expect at least $125 million annual fully-integrated pretax synergies on a run rate basis, emphasis on the at least component of this, because during this period we’ll be doing significant buildout, not only of bringing the two companies together, but building out for the dual and the Medicaid reform expansion. The synergies in 2013 will obviously be a combination of G&A synergies, primarily balance sheet synergies. It’s not until the out years that we can fully integrate PBMs over time. And that’s when we’ll start getting even further opportunities for us in terms of synergistic value. But ultimately I would model at least $125 million of annual pretax synergies.

Matthew Borsch - Goldman Sachs - Analyst

Just on the transaction, can you tell us if there were other bidders, and maybe how many?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Matt, all that will be in the proxy that will go out to the Amerigroup shareholders, and that will be a couple weeks.

Matthew Borsch - Goldman Sachs - Analyst

Okay. Okay. Fine. Thank you.

Operator

We have a question now from the line of Kevin Fischbeck from Bank of America Merrill Lynch. Please go ahead.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Kevin Fischbeck - BofA Merrill Lynch - Analyst

I wanted to build in, or get an understanding what you thought the sustainable margins were for the Medicaid business and your $1 accretion assumption. I think we were trying to back into what it would be for 2015. We were coming up with something in the 2% to 2.5% range net profit margin. Is that what your thinking was?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Yes, as we did our modeling, we said [after tax] margins long-term we had modeled in the 2% to 3% range, so, I think your 2.5%, if you’re splitting the difference, is a reasonable basis for modeling.

Kevin Fischbeck - BofA Merrill Lynch - Analyst

Okay. And then, have you had any discussions with any of the states? Obviously, the big RFP that’s coming up would be Georgia. I guess Florida is also pretty big, but my understanding is that the Georgia RFP would be coming out, winners would be announced somewhere around the time that you would be expecting to close this transaction. How would that work? I guess you have to do this on a separate track. Any comments there about how the states are receiving this news.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Let me say, we obviously couldn’t call the states before today, and so, we’ll be making a lot of those calls today. Jim, you want to give me what you think their reaction might be?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

I think the states are going to respond overwhelmingly favorably to this. I think it strengthens the presence of the Company to be shoulder-to-shoulder with Blue Cross in a market like Georgia. We’re very optimistic and excited by the Georgia opportunity; we have a fantastic team on the ground. We’re doing the best job from a quality standpoint. We think we built an outstanding relationship with the folks in Georgia. And we’re looking forward to having some personal interaction with them very soon, as early as this morning, to make sure they understand what we’re doing here, and this only strengths our hand as far as we’re concerned as we face the rebid. And the potential to perhaps even double the size of our footprint there, and perhaps even more, depending upon how their RFP actually unfolds.

Kevin Fischbeck - BofA Merrill Lynch - Analyst

Do you submit a joint bid, or do you bid separately? How would that whole process work?

Jim Carlson - Amerigroup Corporation - Chairman, CEO

We would have to bid as Amerigroup, and then we would have to certainly disclose the pending transaction and so forth, and give them the full light-of-day on who we are and what to expect. But again, I don’t think that would detract from the competitiveness of our bid in any fashion.

Kevin Fischbeck - BofA Merrill Lynch - Analyst

Okay. Great. Thanks.

Operator

Thank you. We’ll go to the line of Charles Boorady from Credit Suisse. Please go ahead.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Charles Boorady - Credit Suisse - Analyst

This acquisition aligns WellPoint much better with where the market is heading in terms of customer end markets, Medicaid, et cetera. And I’m wondering — what’s your appetite for continued acquisitions in that regard, to build your non-commercial enrollment base versus more of the CareMore type acquisitions of vertically integrating into the provider space?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

I always want to remind people about how CareMore operates, because it’s a really unique model. While you can argue it’s a more integrated model into the delivery system, it does so in a way that is unique and very coordination-oriented. It’s really supplementing existing primary care relationships, and working really closely with hospitals in ACO-like deals as well. And so, it’s not necessarily a full integration into the delivery system in the way that some of our other integrated competitors would be. So, I think actually it’s the perfect combination because the alignment of interests are really critical there, the way that they contract with primary care and others works really well, and that’s really reflected also in our primary care initiative, our patient center and primary care initiative enterprise-wide.

So, I would say we have a plan to win, and that’s growing in ways, and as you’ve identified, we expect this to be a growing marketplace. When we look at the populations in our states that we serve, the growth we do expect here, we expect growth in dual eligibles and we expect growth overall in the population who will be eligible for exchanges when they come in and out of Medicaid. We continue to be interested in acquisitions, and we’ll continue to consider them as they come. And we are uniquely positioned for them, and so, you can count on us continuing to do that.

Charles Boorady - Credit Suisse - Analyst

That’s great. Just as a follow-up, can you give us a little bit more background on how the two of your companies came together?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

That’s all going to be in the proxy statement. It’s going to be for good reading.

Charles Boorady - Credit Suisse - Analyst

I’m on the edge of my seat. Thank you.

Operator

Thank you. And next we’ll go to the line of Carl McDonald from Citigroup. Please go ahead.

Carl McDonald - Citigroup - Analyst

From the WellPoint perspective, you’ve talked for a few years about how you thought your Medicaid business was pretty well positioned to compete and win in Medicaid. So, I would be interested in terms of what the turning point was that pushed you to the decision that you thought you needed to get bigger in Medicaid.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

A couple things. We looked at our Medicaid business, and while we’ve served our states well, we believe there were lots of growth opportunities. And as we learned more and more about Amerigroup and the team, we were impressed with their ability to grow, their ability to scale, the effectiveness of their management team. And so, it was a deal that was a win-win from our perspective, and we were delighted to become their partner.

We also think the dual eligibles, while there’s this kind of start/stop conversation that continues with them, as we looked at the potential for this partnership, with the assets that we have and the assets that they have, and bringing those together, and being ready for that dual eligible membership; we take this very seriously, that we take care of these members very well. They have unique needs, and the ability to combine and meet those needs are really critical to it. So, we’re delighted to be together.

Jim?

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Jim Carlson - Amerigroup Corporation - Chairman, CEO

If I just might punctuate that a little bit, I would say I think it’s important to understand how the nature of competitiveness in Medicaid keeps changing. And because of the Freedom of Information Act, everybody can see one another’s capabilities on full display every time we look at the scoreboard to see who won a market. I think Angela and Wayne and the team here has done something that is truly transformative and strategically wise. It’s this recognition of — it’s hard to be great at everything simultaneously, no matter who you are. By combining forces here, we really move to the top of the charts in terms of being able to display our capabilities to state governments.

We haven’t had much of a chance to talk about this as an independent company, but we couldn’t be more excited by the Kansas win, for instance. Kansas has the most thorough, innovative, comprehensive bid that the industry has ever seen. More is expected of the vendors here than in anything we’ve ever been asked to do. But the wonderful part of this is if we are able to perform to what we think are our potential and capabilities in Kansas, what we learn there is going to be so exportable to so many more markets.

However compelling the WellPoint state-sponsored business has been positioned in the marketplace, it’s hard to keep up with that rate of change unless you do something that is truly transformative and strategically savvy. And that’s really sort of an unappreciated part of what we’re putting together here, beyond the economics and so forth. It’s the strengthening from a competitive standpoint in the underpenetrated part of the entire health insurance marketplace.

And when you think about the challenges of Medicaid, they’re just like Medicare. It’s accessibility and financing of an aging population. CareMore is one very, very critical part of the spectrum. The states are looking to serve the needs of people who rely upon them for long-term services and support. That’s where the real activity is in the Medicaid pipeline. By putting these complementary capabilities side-by-side, and facing that opportunity, we’re going to be a stunning competitor for others to keep up with.

Carl McDonald - Citigroup - Analyst

Once you decided to do the Medicaid deal, can you walk through why Amerigroup versus some of the others — was it really anything more complicated than Molina has too much overlap in California, [Satine] has too much overlap in Indiana, so, process of elimination, Amerigroup is it?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

No, absolutely not. It was — Amerigroup was it. I’m telling you, this is the best group, the best company. The growth trajectory that they have in their successes — we did look deep at their quality and their ability to take care of their members in a way that gets them what they need, and in the way in which they do it. I have to tell you, our cultures are very similar, our values are very similar. We’re both very mission-driven organizations. In fact, our missions almost mimic each other. There was no real consideration of anything but how great Amerigroup was, and how important the management team would be to us.

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Carl, the one thing I would add, too, is — keep in mind, when you bring our two companies together, as you think about the dual opportunities and as those grow and evolve, you’re still looking at pace and scale, and how you go after it, and how do you go after it aggressively. But at the same time, doing it in a meaningful way that rewards the states the way they expect to be rewarded with better cost, and also has the best outcomes for the consumer.

When you look at our two organizations together with our CareMore asset and then their representation in Texas and Florida with ours in California and New York, you’re talking about over $100 billion of revenue opportunity in those four states alone as well. When you consider the great cultures of the two together, you consider, as Jim talked about, the unique assets of what each one of us bring to the table, bringing those two together, too, gives us a real focus, not only on the immediate dual expansion but also helps us prioritize our investments on a long-term basis.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

Operator

Our next question comes from the line of Melissa McGinnis from Morgan Stanley.

Melissa McGinnis - Morgan Stanley - Analyst

First, just to quickly understand again, that we’re thinking about the cash build the right way for next year. I think we had in our model that you would end the year with something like $1.3 billion in parent company cash. And then, just thinking through even probably get dividends from your subs again, something like 2.4, 2.5, general corporate use is $600 million, maybe dividends $400 million, obviously $700 million on the deal. Would we then think — that would get us to a remaining parent company cash of about $1.9 billion. Is your stated target for holding cash at the parent still about $1 billion, leaving us $900 million for deployment?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Let me answer this, Melissa, a little bit differently from the question. We are still targeting to maintain at least $1 billion of free cash flow at our parent. We like the conservative balance sheet, and having the flexibility of putting that to work for our shareholders. What I would say though is, we would still expect to fully deploy $2.9 billion this year from buybacks and dividends while maintaining that conservatism on our balance sheet. Prospectively, while we cannot get ahead of our Board, I think you could model around $2 billion between dividends and buybacks over the near term. And again, that will be subject to Board decisions and approvals, but that also assumes no other transactions come forward that we like. But I would anticipate in the near term, about $2 billion of free cash flow available over the next several years, as well.

Melissa McGinnis - Morgan Stanley - Analyst

$2 billion is like a good annual run rate for buybacks and dividends beyond 2012, would be your view?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

Yes, I think $2.9 billion this year. That would be a reasonable run rate. Again, we can’t get ahead of our Board. We plan to continue to be opportunistic if we see transactions in the long-term that will be more accretive.

Melissa McGinnis - Morgan Stanley - Analyst

Great. I guess just from a strategic perspective, there’s been a lot of focus on the idea of, on the exchanges, there being a population that would churn back and forth between Medicaid and kind of the bronze level coverage at the lower-income areas of where you’re getting subsidized commercial experience in the exchange. Could you talk a little bit about how recognizing market overlaps aren’t perfect between where you’ll have Medicaid exposure and where you’ll have Blue’s exposure in the small group and individuals, but maybe what the opportunities there are in terms of strengthening WellPoint’s positioning for exchanges?

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Let me speak to that because I think it is critical. As we look at the assets that we could bring to the marketplace for the exchanges in our Blue states, we think that could be a very powerful opportunity for us in terms of having brand, having the ability to deliver the products in an affordable way and a very competitive way. We think that’s a powerful thing. However, as you know, each market may be different, and we need to consider what the dynamics are of a given exchange in a given state, and how that might work.

So, we’re looking at the opportunity though from a perspective of, in our states, and there’s a slide in the PowerPoint deck as well — if you look at the populations that are at 400% of the federal poverty level and below, so, those that are eligible for Medicaid, as well as for the exchange subsidy, we are looking at almost two-thirds, over two-thirds of the population in our states either being eligible for Medicaid or subsidies. That’s a powerful dynamic, and one that we think we’re going to take advantage of, and serve our members in a number of ways.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

We also have a private exchange vehicle, as you know. We acquired Bloom Health with a couple of other Blue plans, and have an opportunity to offer to employers a very defined contribution-like opportunity in healthcare, and one that they’re very excited about hearing.

But on the public exchanges, and the opportunity to really ease the administration and the questions about a member who may fluctuate between different types of eligibility, I think this is a powerful combination. So, we expect that Amerigroup, no matter where it is, can take that knowledge and information, and use it in a way in which we — in a place where we may not be in the exchange or where we may not be Blue in an exchange. We think all those learnings will be critical and exportable from state-to-state.

Jim Carlson - Amerigroup Corporation - Chairman, CEO

If I might just join on. I think this is really important from our perspective as well. As we started planning out multiple-year scenarios in terms of exchange participation, one of the things we always struggled with a little bit is the question of how many markets could we reasonably enter, given all of the other commitments we had from an implementation standpoint attached to the growth that we were experiencing. By teaming up with WellPoint, we really do think we have now capabilities that are requisite to participate, that are well established here at WellPoint, and that it will broaden the number of markets where we can participate in exchanges.

When you think about the churn of people back and forth through what I call the gateway of eligibility between Medicaid and the exchange participation, on one side of that doorway, you have typically an RFP-based field of competition that’s usually narrower than one would anticipate on the other side of the doorway. This allows people to move fluidly back and forth as they gain and lose eligibility to either a Blue-branded product or Amerigroup. And in urban communities, where low income people are congregated. So, it really solves the big strategic conundrum that we were trying to work through, recognizing that with everything else going on in 2014, it was going to be hard for us to really participate as far as we would like to, from just a basic opportunity perspective. This really checks off that box.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

That’s something we also have in common, which is a value that we call customer first, which is — what is the reality for that customer? Somebody who might be eligible for Medicaid, and who might be eligible for exchange subsidies, and going back, if we focus on what that person is going to experience, and how that’s going to work, that’s a real critical element of how we see this coming together. We also thought about that in terms of the dual eligibles, because our teams both at Amerigroup and at CareMore service a lot of dual-eligible folks today, and part of the reality from their perspective is that these programs are very uncoordinated, and we have social workers at CareMore who are experts in trying to coordinate two uncoordinated programs. The fact that these programs are coming together, and we’ve experienced what their lives are like, and what their needs are, that’s going to be a powerful combination as well.

Melissa McGinnis - Morgan Stanley - Analyst

Great. Thanks.

Operator

Thank you. Our last question this morning comes from the line of Ana Gupte from Sanford Bernstein.

Ana Gupte - Sanford C. Bernstein & Company, Inc. - Analyst

Wanted to follow up again on the $1 in synergies in 2015. Sounds like it’s about $0.30 from cost synergies. Can you just give me a rough breakdown on what the rest of it is broken up by, like is it more about the Medicaid, the duals, exchanges, and what kind of margin assumptions, particularly on the duals and exchanges, are you baking in on a normalized basis?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

I want to clarify that 2015 is the net accretion that we would expect, net of our investments that we would still have in expanding the markets. What you’ll have is, you’ll have mid-teen accretion in 2013. Again, assuming a 1/1 close date, and that will cover banker fees, legal fees, as well as our year-one integration cost. That will

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

obviously grow in year two to a number much higher than that, because we will not be bearing those integration costs or banker or legal fees in 2014. Then of course, it will grow to over $1 per share accretive by 2015. I would actually say 2015 is when the platform really starts to take off for us, too, because that gives us not only the three years of finalizing the integration, but it gives us the buildout for the reform-related Medicaid expansion and the buildout for the dual opportunities.

So, for modeling purposes, it’s not the accretion just from the synergies. It’s the net impact of a combination of the revenue accretion we expect, but also synergy accretion around the SG&A, and it’s closer to that time frame when we’ll have the opportunity of combining our PBM contracts as well.

Ana Gupte - Sanford C. Bernstein & Company, Inc. - Analyst

Okay. So just — I get that. I’m just wondering then, with the cost synergies, is a certain percentage which you’ve been pretty explicit about, what are your normalized margin assumptions, even if it’s not in 2015? Some of your competitors are saying 2% to 4%, others are higher. With the CareMore platform, how would you see the dual margins evolve on a normalized sustainable basis, and then similarly for exchanges with the joint platform?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

On a pretax basis, both CareMore and Amerigroup has generally had margins that have been well north of the 2% range. We’ve been very fortunate. But at the same time, we look at the long-term sustainability of the model, and our goal is to have a mutual win for the states, as well as for the members, and in this case for our shareholders. When we talk about margins long-term, we really look in the after-tax basis of the 2% to 3% range, with a bias towards the higher end of that range. We think Amerigroup has shown a great track record of being at the higher end of the range versus peers, and we would expect to continue to maintain that higher level of margin, and CareMore has done the same. So, bringing these two together, from our perspective, we would expect the 2% to 3% after-tax margin range, with a bias towards the high end of that range.

Ana Gupte - Sanford C. Bernstein & Company, Inc. - Analyst

Both for duals and for exchanges is that would be in that range - 3%?

Wayne DeVeydt - WellPoint, Inc. - EVP and CFO

I think if you’re blending it all in, that’s the way I would look at it.

Ana Gupte - Sanford C. Bernstein & Company, Inc. - Analyst

Great. Thank you.

Angela Braly - WellPoint, Inc. - Chairman, President and CEO

Thank you. Let me again say how pleased we are about this transaction, about joining with this team, and together we look forward to serving these members, our members now and in the future, and creating value for our shareholders. I want to thank all of you for participating in our call this morning, and I’ll now turn it back over to the operator who can provide the call replay instructions. Thanks.

Operator

Thank you. Ladies and gentlemen, this conference will be available for replay after 10.30 AM today, until July 24 at Midnight. You can access the AT&T teleconference replay system by dialing 1-800-475-6701, and entering the access code 254066. International participants can dial 320-365-3844. Once again, those numbers are 1-800-475-6701, and 320-365-3844, entering the access code 254066.

That does conclude our conference for today. Thank you for your participation, and for using AT&T Executive Teleconference Service. You may now disconnect.

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JULY 09, 2012 / 12:00PM GMT, AGP - WellPoint Announces Definitive Agreement to Acquire Amerigroup - Conference Call

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